Exhibit 99.2

PENN VIRGINIA CORPORATION AND SUBSIDIARIES
TRANSACTION DESCRIPTION FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 29, 2010, Penn Virginia Oil & Gas, L.P. (“PVOG LP”), an indirect wholly owned subsidiary of Penn Virginia Corporation (the “Company”), completed the previously announced sale of all of PVOG LP’s Gulf Coast oil and gas assets to Hilcorp Energy I, L.P. (“Hilcorp”) for $38.0 million in cash (the “GC Transaction”).  The oil and gas assets subject to the GC Transaction are located in south Louisiana and south Texas in Calcasieu, Cameron, Iberia, Plaquemines, St. Martin, St. Mary and Terrebonne Parishes, Louisiana and Calhoun, Edwards, Goliad, Hildago, Jefferson, Kleburg, Liberty, Live Oak, Matagorda, Nueces and Sutton Counties, Texas.

Simultaneously with the closing of the GC Transaction, Penn Virginia Oil & Gas Corporation (“PVOG Corp”), another indirect wholly owned subsidiary of the Company, completed its previously announced purchase of certain of Hilcorp’s oil and gas assets located in the Gwinville Field in Jefferson Davis County, Mississippi for $6.0 million in cash (the “MS Transaction” and together with the GC Transaction, the “Transactions”).  The fair value of these assets was $8.2 million.

The Transactions provide for certain adjustments to the respective purchase prices based upon the collection of revenues and the payment of expenses that took place after the effective date of October 1, 2009 and prior to the closing date of January 29, 2010.  These adjustments are reflected in the pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of the Company assuming the Transactions occurred as of September 30, 2009 with respect to the balance sheet and as of January 1, 2008 with respect to the statements of income for the nine months ended September 30, 2009 and the year ended December 31, 2008.

 PENN VIRGINIA CORPORATION AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands)

	As of September 30, 2009
		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$105,034	$25,452	(a)	$130,486
Accounts receivable, net of allowance for doubtful accounts	100,454	-		100,454
Assets held for sale	47,107	(44,700)	(b)	2,407
Other current assets	40,888	-		40,888
Total current assets	293,483	(19,248)		274,235
Property and equipment, net	2,372,323	8,200	(c)	2,380,523
Other assets	235,463	-		235,463
Total assets	$2,901,269	$(11,048)		$2,890,221

Liabilities and shareholders’ equity
Current liabilities	$145,356	$-		$145,356
Deferred income taxes	217,820	-		217,820
Long-term debt of Penn Virginia Resource Partners, L.P.	628,100	-		628,100
Senior notes	291,432	-		291,432
Convertible notes	204,935	-		204,935
Other liabilities	51,014	-		51,014
Total liabilities	1,538,657	-		1,538,657
Shareholders’ equity:
Common stock	265	-		265
Paid-in capital	704,147	-		704,147
Retained earnings	327,076	(11,048)	(d)	316,028
Deferred compensation obligation	2,282	-		2,282
Accumulated other comprehensive loss	(1,598)	-		(1,598)
Treasury stock	(2,791)	-		(2,791)
Total Penn Virginia Corporation shareholders’ equity	1,029,381	(11,048)		1,018,333
Noncontrolling interests of subsidiaries	333,231	-		333,231
Total shareholders’ equity	1,362,612	(11,048)		1,351,564
Total liabilities and shareholders’ equity	$2,901,269	$(11,048)		$2,890,221

 PENN VIRGINIA CORPORATION AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
 (in thousand except per share data)
	For the Nine Months Ended September 30, 2009
	Historical	Pro Forma Adjustments				Pro Forma
Revenues
Natural gas, crude oil and natural gas liquids (NGLs)	$171,270	$(23,707)	(e)	$1,036	(g)	$148,599
Natural gas midstream	289,123	-		-		289,123
Coal royalties	90,448	-		-		90,448
Other	27,399	817	(e)	-		28,216
Total revenues	578,240	(22,890)		1,036		556,386

Expenses
Cost of midstream gas purchased	228,579	-		-		228,579
Operating	66,517	(5,359)	(e)	542	(g)	61,700
Exploration	54,901	(6,479)	(e)	-		48,422
Taxes other than income	16,656	(2,078)	(e)	72	(g)	14,650
General and administrative	58,787	-		-		58,787
Depreciation, depletion and amortization	173,160	(16,848)	(e)	897	(g)	157,209
Impairments and loss on sale of assets	98,427	(87,890)	(e)	-		10,537
Total expenses	697,027	(118,654)		1,511		579,884

Operating income (loss)	(118,787)	95,764		(475)		(23,498)

Other income (expense)
Interest expense	(50,332)	-		-		(50,332)
Derivatives	8,478	-		-		8,478
Other	2,274	-		-		2,274

Income (loss) before income taxes and noncontrolling interests	(158,367)	95,764		(475)		(63,078)
Income tax benefit (expense)	69,587	(35,433)	(f)	176	(f)	34,330

Net income (loss)	(88,780)	60,331		(299)		(28,748)
Less net income attributable to noncontrolling interests	(20,512)	-		-		(20,512)

Income (loss) attributable to Penn Virginia Corporation	$(109,292)	$60,331		$(299)		$(49,260)

Earnings (loss) per share - basic and diluted:
Earnings (loss) per share attributable to Penn Virginia Corporation
Basic	$(2.52)					$(1.14)
Diluted	$(2.52)					$(1.14)

Weighted average shares outstanding, basic	43,324					43,324
Weighted average shares outstanding, diluted	43,324					43,324

 PENN VIRGINIA CORPORATION AND SUBSIDIARIES
 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
 (in thousands except per share data)
	For the Year Ended December 31, 2008
	Historical	Pro Forma Adjustments				Pro Forma
Revenues
Natural gas, crude oil and natural gas liquids (NGLs)	$436,622	$(70,350)	(e)	$4,820	(g)	$371,092
Natural gas midstream	589,783	-		-		589,783
Coal royalties	122,834	-		-		122,834
Other	71,612	423	(e)	-		72,035
Total revenues	1,220,851	(69,927)		4,820		1,155,744

Expenses
Cost of midstream gas purchased	484,621	-		-		484,621
Operating	89,891	(7,890)	(e)	401	(g)	82,402
Exploration	42,436	(4,383)	(e)	-		38,053
Taxes other than income	28,586	(3,734)	(e)	316	(g)	25,168
General and administrative	74,494	(118)	(e)	-		74,376
Depreciation, depletion and amortization	192,236	(23,401)	(e)	1,770	(g)	170,605
Impairments	51,764	-		-		51,764
Total expenses	964,028	(39,526)		2,487		926,989

Operating income (loss)	256,823	(30,401)		2,333		228,755

Other income (expense)
Interest expense	(49,299)	-		-		(49,299)
Derivatives	46,582	-		-		46,582
Other	(666)	-		-		(666)

Income (loss) before income taxes and noncontrolling interests	253,440	(30,401)		2,333		225,372
Income tax expense	(71,920)	11,248	(f)	(863)	(f)	(61,535)

Net income (loss)	181,520	(19,153)		1,470		163,837
Less net income attributable to noncontrolling interests	(60,436)	-		-		(60,436)

Income (loss) attributable to Penn Virginia Corporation	$121,084	$(19,153)		$1,470		$103,401

Earnings (loss) per share - basic and diluted:
Earnings (loss) per share attributable to Penn Virginia Corporation
Basic	$2.89					$2.48
Diluted	$2.87					$2.46
						-
Weighted average shares outstanding, basic	41,760					41,760
Weighted average shares outstanding, diluted	42,031					42,031

PENN VIRGINIA CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present the financial statements of Penn Virginia Corporation and subsidiaries (the “Company) assuming the Transactions, as described in the Description of Transaction preceding these pro forma financial statements, occurred as of September 30, 2009 with respect to the balance sheet and as of January 1, 2008 with respect to the statements of income for the nine months ended September 30, 2009 and the year ended December 31, 2008.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the Transactions occurred on the dates noted above, or to project the financial position or results of operations of the Company for any future periods.  The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable.  The pro forma adjustments are directly attributable to the Transactions and are expected to have a continuing impact on the results of operations of the Company.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

The following are descriptions of the columns included in the accompanying unaudited pro forma condensed consolidated financial statements:

Historical – Represents the historical condensed consolidated balance sheet of the Company as of September 30, 3009 and the historical condensed consolidated statements of income of the Company for the nine months ended September 30, 2009 and the year ended December 31, 2008.  Certain amounts in the historical condensed consolidated financial statements have been reclassified to conform to the 2009 financial statement presentation.

Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated financial statements required to derive the pro forma financial position of the Company as of September 30, 2009, assuming the Transactions occurred as of September 30, 2009 and the pro forma results of operations of the Company for the nine months ended September 30, 2009 and the year ended December 31, 2008, assuming the Transactions occurred as of January 1, 2008.

2.	Pro Forma Adjustments

Condensed Consolidated Balance Sheet

(a)
To record (i) the cash proceeds ($32.0 million) of the Transactions, minus (ii) the transaction fees and other related closing costs ($0.9 million) related to the Transactions, minus (iii) the estimated revenues ($9.5 million) net of recoverable expenses ($3.7 million) attributable to the disposed Gulf Coast assets for the period after the effective date and prior to the closing date, plus (iv) the estimated revenues ($0.3 million) net of recoverable expenses ($0.2 million) attributable to the acquired Mississippi assets for the period after the effective date and prior to the closing date.

(b)	To eliminate the value of the disposed Gulf Coast assets that were classified as “held for sale” as of September 30, 2009.
(c)	To record the fair value of the acquired Mississippi assets.
(d)	To record a loss on the sale of the Gulf Coast assets due to a decrease in fair value from the estimated fair value as of September 30, 2009.

Condensed Consolidated Statements of Income

(e)	To eliminate the revenues and direct operating expenses associated with the Gulf Coast assets.
(f)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.
(g)	To provide for the revenues and direct operating expenses associated with the Mississippi assets.